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                                                                    EXHIBIT 21.1


                SUBSIDIARIES OF ADVANCED ACCESSORY SYSTEMS, LLC


COMPANY                        LOCATION
-------                        --------
Valley Industries, LLC         Madison Heights, Michigan
SportRack, LLC                 Sterling Heights, Michigan
Nomadic Sport, Inc.            Hammer Bay, Canada
SportRack GmbH                 Sandhausen, Germany
SportRack International, Inc.  Granby, Canada
Valtek, LLC                    Sterling Heights, Michigan
AAS Capital Corp.              Sterling Heights, Michigan
AAS Holdings, Inc.             Sterling Heights, Michigan
Brink International BV         Staphorst, Netherlands
Brink BV                       Staphorst, Netherlands
Brink Trekhaken BV             Hoogevaeen, Netherlands
Nordisk Komponent Holding A/S  Naestved, Denmark
Brink, A/S                     Naestved, Denmark
Brink UK Ltd.                  Numeaton, United Kingdom
Brink Sverige AB               Vanersborg, Sweden
Brink France Sarl              Paris, France
SCI 1'Elmontaise               Alglemont France
Societe de Fabrication         Begheny, France
d'Equipements et d'
Accossries SA (SFEA)
Brink Italia Srl               Milian, Italy
Brink Polska Sp. Z.o.o.        Wolszyn, Poland